Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Johan Gericke, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2021 of Finance of America Companies Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 20, 2022

/s/ Johan Gericke
Johan Gericke
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)